EXHIBIT 23 (3)

Consent of Independent Registered Public Accounting Firm

Attitude Drinks Incorporated

We consent to the inclusion in the Registration Statement on Form S-8, of our report dated September 17, 2007 for Mason Hill Holdings, Inc.

Demetrius & Company, L.L.C.

Wayne, New Jersey
May 14, 2008